SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008
Highlands Acquisition Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-33681	20-8924044
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Paragon Drive, Suite 125, Montvale, New Jersey	07645
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 573-8400

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers; Compensatory Arrangements for Certain Officers.

(d) On April 8, 2008, the Board of Directors of Highlands Acquisition Corp., (the “Company”) appointed Mr. Ronnie P. Barnes to the Company’s Board of Directors to serve as a Class B Director until the second annual meeting of stockholders of the Company and until his successor is duly elected and qualified or until his earlier resignation or removal. The Company’s Board of Directors has determined that Mr. Barnes is an independent director as such term is defined in Section 803(A)(2) of the Amex Company Guide of the American Stock Exchange.

Mr. Barnes, age 56, has been the Vice President of Medical Services for the New York Giants professional football team since 2003. Mr. Barnes served as the head trainer for the New York Giants professional football team from 1980 until 2003. Mr. Barnes has served as a board member of the National Athletic Trainers Association Research and Education Foundation for ten years and is a past chairman. Mr. Barnes is a member of the National Football League’s Subcommittee on Mild Brain Trauma and Foot and Ankle Subcommittee and the NFL/NFL Players Association Joint Committee on the Medical Aspects of Professional Football. Mr. Barnes recently completed a seven-year term as President of the Professional Football Athletic Trainers Society. Mr. Barnes served as a director of Professional Sports Care Management, Inc. from its founding in 1987 until October 1996.

There are no arrangements or understandings between Mr. Barnes and any other persons pursuant to which he was appointed as a director of the Company. Mr. Barnes was not named to serve on any committee of the Company’s Board of Directors. There has been no transaction, or proposed transaction, since January 1, 2007, to which Mr. Barnes or any member of his immediate family had or is to have a direct or indirect material interest or any other related transaction with the Company within the meaning of Item 404(a) of Regulation S-K. There are no family relationships between Mr. Barnes and any of the Company’s other directors, executive officers or persons nominated or chosen by the Company to become directors or executive officers.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits. The following Exhibit is filed herewith as part of this report:

Exhibit No.	Description
99.1	Press Release of Highlands Acquisition Corp. dated April 10, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 14, 2008

HIGHLANDS ACQUISITION CORP.

By: /s/ Philip A. Baratelli
Name: Philip A. Baratelli
Title: Chief Financial Officer

Exhibit Index

Number	Exhibit
99.1	Press Release of Highlands Acquisition Corp. dated April 10, 2008.